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                                                          SECRETARY OF THE STATE

                                                                APR 9 2007

                                                                 RECEIVED

                            CERTIFICATE OF CORRECTION
                                       OF
                    METLIFE INSURANCE COMPANY OF CONNECTICUT

     This Certificate of Correction is filed pursuant to Section 33-611 of the Connecticut Business Corporation Act to correct an inaccuracy in that certain Certificate of Amendment dated February 10, 2006 and filed with the State of Connecticut Secretary of the State on February 14, 2006 (the "Certificate of Amendment") amending the Charter as Amended and Restated of The Travelers Insurance Company (the "Charter").

     The Certificate of Amendment inaccurately stated that Section 1 of the Charter was "amended and restated in its entirety" when, instead, it should have amended Section 1 of the Charter to delete the words "The Travelers Insurance Company" and to substitute the words "MetLife Insurance Company of Connecticut" in their stead. The remainder of Section 1 of the Charter shall remain in place unaffected by the Certificate of Amendment.

     IN WITNESS WHEREOF, this Certificate of Correction is dated and executed as of the 4th day of April, 2007.

                                        METLIFE INSURANCE COMPANY OF CONNECTICUT


                                        By: /s/ Daniel D. Jordan
                                            ------------------------------------
                                        Name: Daniel D. Jordan
                                        Title: Vice President and Assistant
                                               Secretary

(CORPORATE SEAL)

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                              STATE OF CONNECTICUT
                              Insurance Department

(LOGO)

This is to Certify, that the Certificate of Correction to the Certificate of Amendment to the Charter of the MetLife Insurance Company of Connecticut, dated February 10, 2006, is approved.

                                        WITNESS MY HAND AND OFFICIAL SEAL, AT
                                        HARTFORD, THIS 9TH DAY OF APRIL, 2007


                                        /s/ Susan F. Cogswell
                                        ----------------------------------------
                                        Insurance Commissioner